CHAPMAN
Focused on Finance

Chapman and Cutler LLP
320 South Canal Street, 27th Floor
Chicago, Illinois 60606

T 312.845.3000
F 312.701.2361

Paul D. Carman | Partner
D 312.845.3443
M 312.315.6964
F 312.516.1443
carman@chapman.com

March 5, 2024

Dynamic Shares LLC
Sponsor of Dynamic Shares Trust
401 W Superior St., Suite 300
Chicago, IL 60654

Re: Dynamic Shares Trust Registration Statement on Form S-1

Dear Sir or Madam:

We have served as counsel to Dynamic Shares LLC ("Sponsor"), which is the sponsor of the Dynamic Shares Trust ("Trust"), a Delaware statutory trust organized into separate series, in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on Form S-1, to be filed with the SEC on or about May 8, 2020 (the "Registration Statement"), registering common units of beneficial interest of one series of the Trust, the Dynamic Short Short-Term Volatility Futures ETF (the "Fund"), representing fractional undivided beneficial interests in the net assets of the Fund (the "Shares"). In connection therewith, you have requested our opinion with respect to certain U.S. federal income tax matters.

In rendering the opinion expressed herein, we have examined and relied on the Registration Statement, originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other statements of officers and other representatives of the Sponsor and the Trust and such other documents, records and instruments as we have deemed necessary to enable us to render the opinion referred to in this letter.

In our examination of the foregoing documents, we have assumed, with your consent, that all documents reviewed by us are original documents, or true and accurate copies of original documents, and have not been subsequently amended; the signatures of each original document are genuine; each party who executed the document had proper authority and capacity; all representations and statements set forth in such documents are true and correct; and all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, pertinent judicial decisions, current interpretive rulings and

pronouncements of the Internal Revenue Service (the "IRS"), and such other authorities as we have considered relevant, in effect as of the date hereof, all of which are subject to legislative, judicial or administrative change or differing interpretation, possibly with retroactive effect. Our opinion is not binding on the IRS, and no assurance can be given that the conclusions expressed herein will not be challenged by the IRS or sustained by a court.

Based on and subject to the foregoing, we confirm that the discussion in the Registration Statement under the heading "Material U.S. Federal Income Tax Considerations," to the extent it consists of statements of U.S. federal income tax law and legal conclusions, and subject to the limitations and qualifications set forth therein, constitutes our opinion as to the material U.S. federal income tax consequences that will apply under currently applicable law to the purchase, ownership and disposition of the Shares.

The opinion stated above represents our conclusion as to the application of the U.S. federal income tax laws existing as of the date of this letter. Further, the opinion set forth above represents our conclusion based upon the assumptions, documents, facts and representations referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such assumptions or representations could affect the accuracy of our opinion. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all the facts referred to in this letter and the certificates and other statements of officers and other representatives of the Sponsor and the Trust.

The opinion set forth in this letter is (i) limited to those matters expressly covered and no opinion is expressed in respect of any other matter, (ii) as of the date hereof, and (iii) rendered by us at the request of the Sponsor. We assume no obligation to update our opinion for events or changes in the law occurring after the effective date of the Registration Statement.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

Chapman and Cutler LLP

/s/ Paul Carman
Partner